Exhibit 31.1

CERTIFICATION

I, Marc Fogassa, certify that:

(1)	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 of Atlas Lithium Corporation;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 12, 2023	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer
(principal executive officer)